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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-32016




                              PROSPECTUS SUPPLEMENT

                       To Prospectus dated March 17, 2000

      and supplemented by the Prospectus Supplements, dated April 17, 2000,
          May 12, 2000, June 26, 2000, July 20, 2000, August 15, 2000,
                  September 7, 2000, and September 22, 2000 of

                       VALUE CITY DEPARTMENT STORES, INC.

     FBI Distribution Corp. ("FBI"), formerly known as Filene's Basement, Inc., sold the following number of shares of our common stock on the dates provided below:

-    2,000 shares on June 5, 2001;

-    2,000 shares on June 6, 2001; and

-    2,000 shares on June 7, 2001.

     These sales were effected by Credit Suisse First Boston, as agent. Immediately following these sales, FBI beneficially owned 168,908 shares of our common stock.

     The Michael Andrew Holley Revocable Trust, Michael Andrew Holley TTEE (the "Michael Holley Trust") sold the following number of shares of our common stock on the dates provided below:

-    1,000 shares on May 23, 2001; and

-    22,000 shares on May 31, 2001.

These sales were effected by Credit Suisse First Boston, as agent. Immediately following these sales, the Michael Holley Trust beneficially owned 34,087 shares of our common stock.

     On June 11, 2001, the closing price per share of our common stock on the New York Stock Exchange was $9.55.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO CONTRARY IS A CRIMINAL OFFENSE.



            The date of this Prospectus Supplement is June 12, 2001.